   As filed with the Securities and Exchange Commission on July 9, 2002
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             JUNIPER NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                            77-0422528
 (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


                           1194 NORTH MATHILDA AVENUE
                               SUNNYVALE, CA 94089
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            UNISPHERE NETWORKS, INC.
              SECOND AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


                                  LISA C. BERRY
                         VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
             1194 NORTH MATHILDA AVENUE SUNNYVALE, CALIFORNIA 94089
                                  408-745-2000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                 PROPOSED       PROPOSED
TITLE OF EACH                                                    MAXIMUM         MAXIMUM
CLASS OF SECURITIES                          AMOUNT TO BE    OFFERING PRICE     AGGREGATE       AMOUNT OF
TO BE REGISTERED                              REGISTERED        PER SHARE    OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value
per share, to be issued under the
Unisphere Networks, Inc. Second Amended
and Restated 1999 Stock Incentive Plan...  26,450,000 shares     $6.34(1)     $167,560,750(1)     $15,416
==============================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 3, 2002.

This Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

   Juniper Networks, Inc. hereby incorporates by reference in this registration statement the following documents:

   1. Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission on April 1, 2002.

   2. Quarterly Report on Form 10-Q for the period ended March 31, 2002 filed with the Securities and Exchange Commission on May 15, 2002.

   3. Current Report on Form 8-K dated May 20, 2002, filed with the Securities and Exchange Commission on May 21, 2002.

   4. The description of Juniper Networks, Inc. common stock contained in its Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on June 11, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock offered hereby has been passed upon for Juniper Networks, Inc. by Lisa C. Berry, Vice President, General Counsel and Secretary of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article EIGHTH of our amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

        Article VI of our bylaws provides for the indemnification of officers, directors and third parties acting on behalf o Juniper Networks if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

        We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS


     EXHIBIT
     NUMBER                               DOCUMENTS
     -------                              ---------
      5.1         Opinion of Lisa C. Berry, Vice President, General Counsel and
                  Secretary

     10.1         Unisphere Networks, Inc. Second Amended and Restated 1999
                  Stock Incentive Plan

     23.1         Consent of Counsel (contained in Exhibit 5.1)

     23.2         Consent of Ernst & Young LLP, Independent Auditors

     24.1         Power of Attorney (see page II-2)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of July, 2002.


                                       JUNIPER NETWORKS, INC.



                                       By: /s/ MARCEL GANI
                                           -------------------------------
                                           Marcel Gani
                                           Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcel Gani and Lisa C. Berry, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                       TITLE                            DATE
                  ---------                                       -----                            ----
/s/ SCOTT KRIENS                               President, Chief Executive Officer and          July 3, 2002
------------------------------------------     Chairman of the Board
Scott Kriens                                   (Principal Executive Officer)


/s/ MARCEL GANI                                Chief Financial Officer                         July 3, 2002
------------------------------------------     (Principal Financial and Accounting Officer)
Marcel Gani


/s/ PRADEEP SINDHU                             Chief Technical Officer and                     July 3, 2002
------------------------------------------     Vice Chairman of the Board
Pradeep Sindhu


/s/ WILLIAM R. HEARST III                      Director                                        July 3, 2002
------------------------------------------
William R. Hearst III


/s/ VINOD KHOSLA                               Director                                        July 3, 2002
------------------------------------------
Vinod Khosla


/s/ RICHARD KRAMLICH                           Director                                        July 3, 2002
------------------------------------------
C. Richard Kramlich


/s/ STRATTON SCLAVOS                           Director                                        July 3, 2002
------------------------------------------
Stratton Sclavos


/s/ WILLIAM STENSRUD                           Director                                        July 3, 2002
------------------------------------------
William Stensrud

                             JUNIPER NETWORKS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



     EXHIBIT
     NUMBER                               DOCUMENTS
     -------                              ---------
      5.1         Opinion of Lisa C. Berry, Vice President, General Counsel and
                  Secretary

     10.1         Unisphere Networks, Inc. Second Amended and Restated 1999
                  Stock Incentive Plan

     23.1         Consent of Counsel (contained in Exhibit 5.1)

     23.2         Consent of Ernst & Young LLP, Independent Auditors

     24.1         Power of Attorney (see page II-2)